Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of December 29, 2017 (the “Effective Date”), by and between DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”) and RS Group ApS, a Danish limited company, organized under the Danish Act on Limited Companies of the Kingdom of Denmark (“RS Group”).

WHEREAS, commencing on October 1, 2017, RS Group has provided and will continue to provide services on behalf of the Company and its wholly owned subsidiary (the “Services”); and

WHEREAS, the Company desires to compensate RS Group for the Services and to continue to engage RS Group to perform the Services on behalf of the Company during the Term (as defined below), and RS Group desires to be engaged to perform such Services, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and intending to be legally bound hereby, the Company and RS Group do hereby agree as follows:

1.  Recitals. The foregoing recitals are true and correct and are incorporated herein as if repeated at length.

2.  Services. RS Group hereby agrees to provide the Services to the Company and such other services which are mutually agreeable by both parties on an ad hoc basis during the Term set forth in Section 3 hereto in consideration for aggregate payments equal to DKK 920,000, and $221,169 (total value of $367,221.60) which shall be deemed fully earned and payable by the Company to RS Group as of the Effective Date.

3.  Expenses. RS Group agrees to pay for all of its own expenses, including, without limitation, all expenses relating to telephone conferences, mailing and labor, other than expenses related to extraordinary items including travel, entertainment and other activities required by or specifically requested by the Company.

4.  Term. The term of this Agreement will continue through March 31, 2018 (the “Term”) unless otherwise modified in writing by the parties pursuant to Section 5 hereto.

5.  Amendments; Entire Agreement. This Agreement may not be amended, modified or terminated except by a writing executed by the parties hereto. This Agreement contains the entire understanding of the parties hereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. This Agreement supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties hereto and/or their affiliates.

6.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

7.  Notices. All notices and other communications required or permitted by this Agreement to be delivered by the Company or RS Group to the other party shall be delivered in writing, either personally or by registered, certified or express mail, return receipt requested, postage prepaid, respectively, to the headquarters of the Company, or to the address of record of RS Group on file at the Company.

8.  Successors and Assigns. This Agreement shall not be assignable by RS Group without prior written consent of the Company. The Company may assign its rights hereunder to: (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party, or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time.

9.  Severability: Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, then such provision shall be enforced to the maximum extent permissible and lawful so as to effect the intent of this Agreement, and the validity, legality and enforceability of the other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

10.    Definitions, Headings, and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

11.    Governing Law. This Agreement and the parties’ performance hereunder shall be governed by and interpreted under the laws of the state of Delaware without reference to conflict of law principals thereof.

12.    Construction and Interpretation. This Agreement has been discussed and negotiated by, all parties hereto and their counsel and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to it having been drafted by any party hereto or its counsel.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

DANDRIT BIOTECH USA, INC.		RS GROUP APS

By:	/s/ Robert Wolfe	By:	/s/ Henrik Grønfeldt-Sørensen
Name:	Robert Wolfe	Name:	Henrik Grønfeldt-Sørensen
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Signature Page to the Consulting Agreement

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